Exhibit 99.1

Palatin Technologies, Inc. Reports Fourth Quarter and
Fiscal Year 2017 Results;
Teleconference and Webcast to be held on September 25, 2017

CRANBURY, NJ – September 25, 2017 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its fourth quarter and fiscal year ended June 30, 2017.

Recent and Fiscal Year Significant Highlights

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Bremelanotide - Under development for Hypoactive Sexual Desire Disorder (“HSDD”):

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November 2016 reported positive Phase 3 clinical results - both pivotal trials met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire.

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Closed an exclusive North American license agreement with AMAG Pharmaceuticals, Inc. (“AMAG”) to develop and commercialize bremelanotide in February 2017.
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Received $60 million upfront payment

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Entered into a collaboration and license agreement with Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd., a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd (“Fosun Pharma”) in September 2017 for exclusive rights to develop and commercialize bremelanotide in the territories of mainland China, Taiwan, Hong Kong S.A.R. and Macau S.A.R.
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Will receive $5 million upfront payment

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Working closely with AMAG on completing the tasks and activities necessary to file a New Drug Application (“NDA”) with the Food and Drug Administration (“FDA”).

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Target NDA filing with the FDA for early calendar year 2018.

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U.S. Patent 7,700,592 issued July 11, 2017, on methods of treating female sexual dysfunction and HSDD with bremelanotide. The patent will expire in November 2033.

"In the last year we made tremendous progress with our lead development program, bremelanotide for HSDD. We met our Phase 3 co-primary endpoints and we licensed the North American rights to AMAG and the China rights to Fosun Pharma. These were truly transformational events for Palatin," said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin Technologies. "In addition to advancing the activities required to file an NDA for bremelanotide with the FDA in early calendar year 2018, we are also progressing with licensing discussions and negotiations with multiple potential partners for other regions around the globe. We are also excited to now be able to devote resources and attention to our other development programs, which address indications such as heart failure, ophthalmic disorders and inflammatory bowel diseases using targeted, receptor-specific peptides which we developed."

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Financial Transactions:

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August 2016, Palatin closed on an underwritten offering of units with gross proceeds of $9.25 million, with net proceeds, after deducting offering expenses, of approximately $8.5 million. Palatin issued:
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11,481,481 shares of common stock and ten-year prefunded Series I warrants to purchase 2,218,045 shares of common stock at an exercise price of $0.01 per share
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Series H warrants to purchase 10,274,646 shares of common stock at an exercise price of $0.70 per share
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December 2016, Palatin closed on an underwritten public offering of units with gross proceeds of $16.5 million, with net proceeds, after deducting offering expenses, of approximately $15.4 million. Palatin issued:
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25,384,616 shares of common stock and five year Series J warrants to purchase 12,692,310 shares of common stock at an exercise price of $0.80 per share

Fourth Quarter and Fiscal 2017 Financial Results

Palatin reported net income of $13.3 million, or $0.07 per basic and diluted share, for the quarter ended June 30, 2017, compared to a net loss of $(13.4) million, or $(0.09) per basic and diluted share, for the same period in 2016.

The difference between the three months ended June 30, 2017 and 2016 was primarily attributable to the recognition of $33.9 million in contract revenue pursuant to our license agreement with AMAG.

For the year ended June 30, 2017, Palatin reported a net loss of $(13.3) million, or $(0.07) per basic and diluted share compared to a net loss of $(51.7) million, or $(0.33) per basic and diluted share for the year ended June 30, 2016.

The decrease in net loss for the year ended June 30, 2017, compared to the net loss for the year ended June 30, 2016, was primarily attributable to the recognition of $44.7 million in contract revenue pursuant to our license agreement with AMAG.

Revenue

For the quarter and year ended June 30, 2017, Palatin recognized $33.9 million and $44.7 million, respectively, in contract revenue related to our license agreement with AMAG.

There were no revenues recorded in the quarter or year ended June 30, 2016.

Operating Expenses

Total operating expenses for the quarter ended June 30, 2017 were $19.6 million compared to $12.7 million for the comparable quarter of 2016. For the year ended June 30, 2017, Palatin incurred $55.3 million of operating expenses, compared to $49.3 million for the year ended June 30, 2016.

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The increase in operating expenses was mainly attributable to the continued progress of Phase 3 clinical trial and development of bremelanotide for HSDD as well as to the professional services incurred related to closing our license agreement with AMAG.

Other Income/Expense

Total other expense, net, was $0.5 million for the quarter ended June 30, 2017, compared to $0.6 million for the quarter ended June 30, 2016. For the year ended June 30, 2017, total other expense, net, was $2.3 million, compared to $2.5 million for the year ended June 30, 2016. Total other expense, net for both fiscal year ended June 30, 2017 and June 30, 2016 consisted mainly of interest expense related to venture debt.

Income Tax

Income tax expense was $0.5 million for the quarter and year ended June 30, 2017 compared to no income tax expense or benefit for the quarter and year ended June 30, 2016. Income tax expense relates to alternative minimum tax which results from the accelerated recognition of revenue related to the AMAG agreement for tax purposes. Alternative minimum tax is generated for fiscal year 2017 since NOLs can only offset 90 percent of our federal alternative minimum taxable income.

Cash Position

Palatin’s cash, cash equivalents and investments were $40.5 million and accounts receivable was $15.1 million as of June 30, 2017, compared to cash, cash equivalents and investments of $9.4 million, and no accounts receivable, at June 30, 2016. Current liabilities were $19.9 million, net of deferred revenue of $35.1 million, as of June 30, 2017, compared to $13.9 million as of June 30, 2016.

Palatin believes that existing capital resources, along with the additional proceeds from our September 2017 license agreement with Fosun Pharma, will be adequate to fund our planned operations through at least calendar year 2018.

Palatin Drug Discovery Programs

In the conference call and webcast, management will discuss next steps in Palatin's portfolio of drug development programs. These include Palatin’s melanocortin receptor1 and receptor-5 agonist peptides for treatment of inflammatory indications, natriuretic peptide receptorA agonist compounds for treatment of cardiovascular and pulmonary indications.

Conference Call / Webcast

Palatin will host a conference call and audio webcast on September 25, 2017 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-866-548-4713 (U.S./Canada) or 1-323-794-2093 (international), conference ID 6109932. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (U.S./Canada) or 1-719-457-0820 (international), passcode 6109932. The webcast and telephone replay will be available through October 2, 2017.

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About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations

	Year Ended June 30,
	2017	2016	2015

REVENUES
License and contract	$44,723,827	$-	$12,951,730

OPERATING EXPENSES
Research and development	45,683,174	43,071,051	24,560,233
General and administrative	9,610,147	6,179,084	5,677,654
Total operating expenses	55,293,321	49,250,135	30,237,887

Loss from operations	(10,569,494)	(49,250,135)	(17,286,157)

OTHER INCOME (EXPENSE)
Investment income	26,270	50,226	35,439
Interest expense	(2,288,309)	(2,513,027)	(661,697)
Foreign exchange transaction loss	-	-	(284,656)
Total other expense, net	(2,262,039)	(2,462,801)	(910,914)

Loss before income taxes	(12,831,533)	(51,712,936)	(18,197,071)
Income tax (expense) benefit	(500,000)	-	531,508

NET LOSS	$(13,331,533)	$(51,712,936)	$(17,665,563)

Basic and diluted net loss per common share	$(0.07)	$(0.33)	$(0.15)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	184,087,719	156,553,534	121,014,506

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets

	June 30, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$40,200,324	$8,002,668
Available-for-sale investments	249,837	1,380,556
Accounts receivable	15,116,822	-
Prepaid expenses and other current assets	1,011,221	1,313,841
Total current assets	56,578,204	10,697,065

Property and equipment, net	198,153	97,801
Other assets	56,916	63,213
Total assets	$56,833,273	$10,858,079

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$1,551,367	$713,890
Accrued expenses	10,521,098	7,767,733
Notes payable, net of discount	7,824,935	5,374,951
Capital lease obligations	14,324	27,424
Deferred revenue	35,050,572	-
Total current liabilities	54,962,296	13,883,998

Notes payable, net of discount	6,281,660	14,106,594
Capital lease obligations	-	14,324
Other non-current liabilities	753,961	439,130
Total liabilities	61,997,917	28,444,046

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of June 30, 2017 and June 30, 2016	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 160,515,361 shares as of June 30, 2017 and 68,568,055 as of June 30, 2016, respectively	1,605,153	685,680
Additional paid-in capital	349,974,538	325,142,509
Accumulated other comprehensive loss	(590)	(1,944)
Accumulated deficit	(356,743,785)	(343,412,252)
Total stockholders’ deficiency	(5,164,644)	(17,585,967)
Total liabilities and stockholders’ deficiency	$56,833,273	$10,858,079